UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2004

AXT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24085	94-3031310
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4281 Technology Drive
Fremont, California  94538

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (510) 683-5900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

The following information is being “furnished” in accordance with General Instruction B.2. of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

On October 8, 2004, AXT, Inc. (the “Company”) issued a press release, which included preliminary results of total revenue, gross margins and losses per share for the quarter ended September 30, 2004. The release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 2.06. Material Impairments

In connection with the preparation of the financial results for the quarter ended September 30, 2004, the company concluded that an approximate $2.1 million charge due to excess and obsolete inventory would be included in the results for the quarter.  The impairment was primarily attributable to certain orders not obtained for the products built, of which $1.6 million is deemed obsolete, and a decrease in projected inventory consumption compared to inventory on hand, of which $0.5 million is deemed excess.

Item 8.01. Other Events

On October 8, 2004 the Company also announced in the press release attached hereto as Exhibit 99.1 and incorporated herein by reference a tentative settlement of its litigation with Sumitomo Electric Industries, Inc..

Item 9.01. Financial Statements and Exhibits

(c)                                  Exhibits

99.1         Press release issued by registrant on October 8, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXT, INC.

Date: October 8, 2004	By:	/s/ WILSON W. CHEUNG
Wilson W. Cheung
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated October 8, 2004